As filed with the Securities and Exchange Commission on November 8, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Its Charter)
Bermuda (State or Other Jurisdiction of Incorporation or Organization)	98-0585280 (I.R.S. Employer Identification Number)
James River Group Holdings, Ltd.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
(441) 278-4580
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, New York 10036
(212) 299-5600
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copy to:
Kenneth L. Henderson, Esq.
Andrew S. Rodman, Esq.
Bryan Cave LLP
1290 Avenue of the Americas
New York, NY 10104
(212) 541-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Unit or Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, $0.0002 par value per share	400,000(1)	41.265(2)	$16,506,000(2)	$2,055

(1)
This Registration Statement registers 400,000 common shares. There is also being registered such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and computed pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s common shares on the NASDAQ Global Select Market on November 7, 2017.

PROSPECTUS
JAMES RIVER GROUP HOLDINGS, LTD.
400,000 COMMON SHARES

This prospectus relates to the offer and sale from time to time of up to 400,000 common shares of James River Group Holdings, Ltd., $0.0002 par value per share, by the selling shareholder identified in this prospectus or in supplements to this prospectus. See “Selling Shareholder.” The registration of common shares to which this prospectus relates does not require the selling shareholder to sell any of his common shares.
We will not receive any of the proceeds from the sale of our common shares by the selling shareholder. The selling shareholder from time to time may offer and sell his shares directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”
Our common shares are listed on the NASDAQ Global Select Market under the symbol “JRVR.” On November 7, 2017, the closing sales price of our common shares as reported on the NASDAQ Global Select Market was 41.23 per share.
Consider carefully the “Risk Factors” beginning on page 3, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus before deciding to invest in any of these securities.
We are an “emerging growth company” under applicable SEC rules and are eligible for reduced public company reporting requirements. We will cease to be an emerging growth company effective January 1, 2018.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 8, 2017.

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ABOUT THIS PROSPECTUS
Unless the context indicates or suggests otherwise, references in this prospectus to “the Company,” “we,” “us” and “our” refer to James River Group Holdings, Ltd. and its consolidated subsidiaries.
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf process, the selling shareholder named herein or in an applicable prospectus supplement may offer and sell from time to time, in one or more offerings, our common shares. We have provided to you in this prospectus a general description of our common shares and the general manner in which the common shares may be offered and sold. Each time the selling shareholder sells securities under this automatic shelf process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material.” A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material tax considerations. We may also add, update or change in the prospectus supplement or such other offering material any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information.”
The automatic shelf registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common shares offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information.”
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We or the selling shareholder have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholder is not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

JAMES RIVER GROUP HOLDINGS, LTD.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company. We own and operate a group of specialty insurance and reinsurance companies with the objective of generating compelling returns on tangible equity while limiting volatility. We seek to do this by earning profits from insurance underwriting while opportunistically investing our capital to grow tangible equity for our shareholders. Our group includes three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. In all of our segments, we tend to focus on accounts associated with small or medium-sized businesses.
We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 40141. We were incorporated on May 30, 2007 under the name Franklin Holdings (Bermuda), Ltd. On September 18, 2014 we changed our name to James River Group Holdings, Ltd. Our principal executive office is located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, and our phone number is (441) 278-4580. Our website can be found at http://www.JRGH.net, the contents of which are not a part of, and shall not be deemed to be a part of, this prospectus.
Each prospectus supplement may include additional information about us.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on managements’ current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included and incorporated by reference in this prospectus as a result of various risks and uncertainties, many of which are beyond our control, including, among others:
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the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves;

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inaccurate estimates and judgments in our risk management may expose us to greater risks than intended;

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the potential loss of key members of our management team or key employees and our ability to attract and retain personnel;

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adverse economic factors;

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a decline in our financial strength rating resulting in a reduction of new or renewal business;

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reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships;

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reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain such relationships;

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a failure of any of the loss limitations or exclusions we employ;

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potential effects on our business of emerging claim and coverage issues;

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exposure to credit risk, interest rate risk and other market risk in our investment portfolio;

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changes in laws or government regulation, including tax or insurance law and regulations;

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our ability to obtain reinsurance coverage at reasonable prices or on terms that adequately protect us;

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losses resulting from reinsurance counterparties failing to pay us on reinsurance claims or insurance companies with whom we have a fronting arrangement failing to pay us for claims;

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the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents;

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our ability to manage our growth effectively;

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inadequacy of premiums we charge to compensate us for our losses incurred;

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in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation;

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the Company or any of its foreign subsidiaries becoming subject to U.S. federal income taxation;

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failure to maintain effective internal controls in accordance with Sarbanes-Oxley Act of 2002, as amended;

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changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and

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other risks and uncertainties discussed under “Risk Factors” and elsewhere in this prospectus.

Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.
RISK FACTORS
Investing in our common shares involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our common shares. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
The selling shareholder will receive all of the proceeds of the sale of common shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any of the proceeds from the sale of our common shares by the selling shareholder that may be sold from time to time pursuant to this prospectus.

DESCRIPTION OF OUR SHARE CAPITAL
The following description of our share capital is a summary and is based on the provisions of our third amended and restated bye-laws (our “bye laws”) and the applicable provisions of the Bermuda Companies Act of 1981 (the “Companies Act”). This information is qualified entirely by reference to the applicable provisions of our memorandum of association, our bye-laws and the Companies Act. For information on how to obtain copies of our memorandum of association and bye-laws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”
Share Capital
Our authorized share capital consists of 200,000,000 common shares, par value $0.0002 per share, and 20,000,000 preferred shares, par value $0.00125 per share.
Preferred Shares
Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.
Common Shares
Common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to repurchase shares held by members. All shares sold pursuant to this shelf offering will be, when issued, fully paid and non-assessable.
Dividend Policy
The board may, subject to Bermuda law and our bye-laws, declare a dividend to be paid to our members as of a record date determined by the board, in proportion to the number of shares held by such holder, subject to any rights of holders of preferred shares. No unpaid dividend shall bear any interest.
Voting Rights
In general, and subject to the adjustments described below, shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of members. Under our bye-laws, if, and so long as, the votes conferred by the “Controlled Shares” (as defined below) of any person would otherwise cause such person (or any other person) to be treated as a “9.5% Shareholder” (as defined below) with respect to any matter (including, without limitation, election of directors), the votes conferred by the Controlled Shares owned by shareholders of such person’s “Controlled Group” (as defined below) will be reduced (and will be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person will not result in any other person being treated as a 9.5% Shareholder with respect to the vote on such matter. These reductions will be made pursuant to formulas provided in our bye-laws, as applied by the board within its discretion. Under these provisions certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Any person who was a 9.5% Shareholder as of the end of December 17, 2014, which was the business day that our initial public offering (the “IPO”) was consummated, is exempt from these voting restrictions. The D. E. Shaw Affiliates and the Goldman Sachs Group, Inc. and its affiliate, JRVR Investors Offshore, L.P. (together, the “Goldman Entities”), are not subject to these provisions.
“Controlled Shares” means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of any U.S. person, constructively (within the meaning of Section 958(b) of the Code); “Controlled Group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other member any of whose shares are included in the Controlled Shares of such person; “9.5% Shareholder” means a U.S. person (other than a 9.5% Excluded Person) that (a) owns (within the meaning of Section 958(a) of the Code) any shares; and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares (in each case as determined pursuant to Section 958(b) of the Code); “9.5% Excluded Person” means any person who was, immediately after the consummation of the IPO, a 9.5% Shareholder pursuant to the definition of 9.5% Shareholder, which was the D. E. Shaw Affiliates and the Goldman Entities.
In addition, our bye-laws provide that the board may determine that certain shares, shall not carry voting rights or shall have reduced voting rights to the extent that the board reasonably determines, by the affirmative vote of a majority of the directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any shareholder or its affiliates, provided that the Board will use reasonable efforts to ensure equal treatment to similarly situated members to the extent possible under the circumstances.
Our bye-laws authorize us to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a member fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the board may eliminate the shareholder’s voting rights. A member will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of our controlled shares.
Certain Bye-laws Provisions
The provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms.
Number of Directors
Our bye-laws provide that the board shall consist of eight directors or such number in excess thereof as our board of directors may determine, with the consent of at least one of the directors designated by the D. E. Shaw Affiliates (for so long as the D. E. Shaw Affiliates collectively own more than 20% of the outstanding common shares). Also, our bye-laws provide that for so long as the D. E. Shaw Affiliates collectively beneficially own shares representing at least (1) 25% of the outstanding common shares, the D. E. Shaw Affiliates shall have the right to designate two directors to the board of directors and (2) 10% (but less than 25%) of the outstanding common shares, the D. E. Shaw Affiliates shall have the right to designate one director to the board of directors.
Classified Board of Directors
In accordance with the terms of our bye-laws, our board is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Our bye-laws further provide that the authorized number of directors may be increased only by resolution of the board, with the consent of at least one of the directors designated by the D. E. Shaw Affiliates (for so long as the D. E. Shaw Affiliates collectively beneficially own more than 20% of the outstanding common shares). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Limitations on Voting for Directors
Our bye-laws provide that for so long as the D. E. Shaw Affiliates collectively beneficially own more than 20% of the outstanding common shares, the D. E. Shaw Affiliates shall not have the right to vote their shares with respect to the election of certain designated directors and their successors (“Excluded

Directors”). If the board of directors consists of an even number of directors, the number of Excluded Directors will be the number representing 50% of the board or directors. If the board of directors consists of an odd number of directors, the number of Excluded Directors will be the minimum number of directors that represents a majority of the board of directors.
Removal of Directors
Our directors may be removed only for cause by the affirmative vote of the holders of at least 50% of our voting shares. Any vacancy on our board, including a vacancy resulting from an enlargement of our board, may be filled only by vote of a majority of our directors then in office. So long as the D. E. Shaw Affiliates collectively beneficially own a sufficient number of the outstanding common shares required to designate a director at an annual meeting, the D. E. Shaw Affiliates may designate the replacement of any removed director who was designated by the D. E. Shaw Affiliates.
Shareholder Action by Written Consent
Our bye-laws provide that shareholder action may be taken at an annual meeting or special meeting of shareholders. Shareholder action may also be taken by written consent in lieu of a meeting for so long as the D. E. Shaw Affiliates collectively beneficially own no less than 25% of the outstanding common shares and the D. E. Shaw Affiliates have signed the written consent. Failure to satisfy any of the requirements for a shareholder meeting or the written consent could delay, prevent or invalidate shareholder action. At such time as the D. E. Shaw Affiliates no longer beneficially own at least 25% of the outstanding common shares, the right to shareholder action by written consent will be eliminated to the fullest extent permitted under Bermuda law.
Shareholder Advance Notice Procedure
Our bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our shareholders. The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the shareholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 25 days before or after such anniversary date, we must receive the notice not earlier than 120 days prior to such annual general meeting and not later than the later of 70 days prior to the date of the general meeting or the close of business on the tenth day following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. The notice must include the following information:
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the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

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such other information regarding each nominee to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, by the board of directors;

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a brief description of any business desired to be brought before the general meeting, the text of the proposal or business, the reasons for conducting such business at the general meeting and any material interest in such business of such shareholder;

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if applicable, the consent of each nominee to serve as a director if elected and such other information that the board of directors may request in its discretion;

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the class and number of shares that are held of record or beneficially owned by the shareholder;

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a description of any agreement, arrangement or understanding in order to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder;

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the principal amount of and description of indebtedness of the Company or any of its subsidiaries that is held by the shareholder;

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a representation as to whether the shareholder intends or is part of a group that intends to deliver a proxy statement to shareholders or to otherwise solicit proxies from other shareholders; and

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such other information that the board of directors may request in its discretion.

Right to Repurchase Our Common Shares in the Event of Adverse Tax Consequences
Under our bye-laws and subject to the law of Bermuda, we have the option, but not the obligation, to purchase all or part of the shares of the Company held by a shareholder, other than any shareholder that owns more than 9.5% of the total voting power of our common shares as of the consummation of the IPO, at fair market value (as determined by the average closing sales prices of the shares on certain exchanges, or if there is no sales price or quotation available, by an investment advisor selected by our board of directors and reasonably approved by the shareholder whose shares are being purchased) to the extent that the board of directors determines that such shareholder’s ownership of such common shares may result in an adverse tax consequence or materially adverse legal or regulatory treatment for the Company or any of its subsidiaries or any other person; provided that the board of directors will use reasonable efforts to exercise such discretion equally among similarly situated shareholders. The D. E. Shaw Affiliates and the Goldman Sachs Entities are not subject to this provision.
Amendments to Memorandum of Association and Bye-laws
Amendments to our bye-laws require an affirmative vote of the majority of our board and a majority of the votes cast at any annual or special meeting of shareholders. Amendments to our memorandum of association require an affirmative vote of the majority of our board and 66.67% of the outstanding shares then entitled to vote at any annual or special meeting of shareholders. Our bye-laws also provide that specified provisions of our bye-laws may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of 66.67% of the directors then in office and the holders of at least 66.67% of the issued and outstanding shares then entitled to vote at any annual or special meeting of shareholders, including the provisions governing voting, the election of directors, our classified board, director removal and amendments to our bye-laws and memorandum of association. In addition, so long as the D. E. Shaw Affiliates collectively beneficially own at least 20% of the outstanding common shares, no amendment to the memorandum of association or bye-laws which would have a material adverse effect on the D. E. Shaw Affiliates may be made without consent of the D. E. Shaw Affiliates.
These provisions make it more difficult for any person to remove or amend any provisions in our memorandum of association and bye-laws that may have an anti-takeover effect.
Certain D. E. Shaw Affiliate Rights
For so long as the D. E. Shaw Affiliates collectively beneficially own at least 20% of the outstanding common shares of the Company, until the third anniversary of the consummation of the IPO, the approval of a D. E. Shaw Affiliates designated director is required for (1) us to sell all or substantially all of our assets, merge, consolidate or enter into another similar business combination transaction, subject to certain limited exceptions involving, among other things, related party transactions or proposed related party transactions and (2) the appointment, removal, termination or replacement of our chairman of the board, chief executive officer, chief operating officer or our chief financial officer. In addition, during such three year period, so long as the D. E. Shaw Affiliates collectively beneficially own at least 20% of the outstanding shares of the Company, subject to applicable listing requirements, a director designated by the D. E. Shaw Affiliates is entitled to serve as chair of our board’s compensation committee and a director designated by the D. E. Shaw Affiliates also has the right to attend meetings of any committee of our board.
Meetings of Shareholders
Our annual general meeting is held each year. A special general meeting is held when, in the judgment of the Chairman, any two directors, any director and our secretary or the board, such a meeting is necessary. In addition, upon receiving a requisition from holders of at least 10% of our voting shares, the board shall convene a special general meeting. At least two or more persons representing more than 50% of our aggregate voting power must be present to constitute a quorum for the transaction of business at a general meeting, provided that if we shall at any time have only one member, one member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. No shareholder may participate in any general meeting during which the shareholder (or shareholder’s representative) is physically present in the United States. As determined according to certain adjustments of voting power specified in our bye-laws (See “— Voting Rights”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.
Corporate Opportunities
Our bye-laws provide that, except for persons that are officers, managers or employees of the Company, and directors who are officers, managers or employees of the Company, no shareholder nor any of its affiliates, or any of its or their respective directors, officers, employees, agents, general or limited partners, managers, members, or shareholders, in any case whether or not one of our directors or officers, have any duty to communicate or present any investment or business opportunity or prospective transaction, agreement, arrangement, or other economic advantage to us. In addition, to the fullest extent permitted by law, such persons may engage in businesses competitive with ours. In our bye-laws we explicitly renounce any interest of the Company in such opportunities and any expectation that such opportunities will be offered to us.
Market Listing
We list our common shares on the NASDAQ Global Select Market under the symbol “JRVR.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Broadridge Corporate Issuer Solutions, Inc.

PLAN OF DISTRIBUTION
The selling shareholder may sell the common shares offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any commissions paid to agents.

Sales through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the common shares for their own account, including through underwriting, purchase, security lending or repurchase agreements with the selling shareholder. The underwriters may resell the common shares from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the common shares in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. Underwriters may offer common shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the common shares will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered common shares if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of common shares underwritten, the nature of the obligation of the underwriters to take the common shares and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of common shares offered through this prospectus, the selling shareholder will sell the common shares to them as principals. They may then resell those common shares to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
The selling shareholder may sell the common shares offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling shareholder. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
The selling shareholder may sell the common shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts
If the prospectus supplement indicates, the selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Any underwriters that the selling shareholder uses in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
The selling shareholder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
The selling shareholder may also make sales through the Internet or through other electronic means. Since the selling shareholder may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling shareholder and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of  “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling shareholder against certain liabilities, including liabilities under the Securities Act.

SELLING SHAREHOLDER
The following table sets forth information as of November 7, 2017, with respect to the selling shareholder and our common shares beneficially owned by the selling shareholder that may from time to time be offered or sold pursuant to this prospectus. The percentage of beneficial ownership is based on 29,611,684 common shares outstanding as of November 1, 2017. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling shareholder may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary.
The selling shareholder may offer all, some or none of his common shares. We cannot advise you as to whether the selling shareholder will in fact sell any or all of such common shares.
	Common Shares Beneficially Owned		Common Shares that May be Offered for Resale	Common Shares Beneficially Owned After the Sale of the Maximum Number of Common Shares
Selling Shareholder	Number of Shares	Percentage of Common Shares Outstanding	Number of Shares	Number of Shares	Percentage of Common Shares Outstanding
J. Adam Abram(1)	836,706	2.8%	400,000	436,706	1.5%

(1)
The reported amount includes 87,199 common shares issuable upon the exercise of options that become vested within 60 days of November 1, 2017, 79,365 restricted share units vesting within 60 days of November 1, 2017, as well as 800 common shares owned by the Ruth M. Maguire Trust, of which Mr. Abram is a co-trustee and a beneficiary. The address of the selling shareholder is c/o James River Group Holdings, Ltd., P. O. Box 1502, Hamilton HM FX, Bermuda.

Material Relationships with the Selling Shareholder
J. Adam Abram has served as our Chief Executive Officer and Chairman of the Board since September 2014. Prior to that, Mr. Abram served as a director and in multiple executive positions with us since 2002. Mr. Abram has announced that he intends to retire as Chief Executive Officer effective January 1, 2018, but will continue to serve as our non-executive Chairman of the Board of Directors thereafter. Robert P. Myron, our President and Chief Operating Officer, will become our Chief Executive Officer effective upon Mr. Abram’s retirement.
Mr. Abram is a party to a Registration Rights Agreement with us, our largest affiliated shareholders and other parties, pursuant to which, among other things, he received certain “piggyback” registration rights with respect to common shares that he owns. In addition, we agreed to pay certain expenses in connection with the registration of Mr. Abram’s shares for this offering. For additional information regarding certain transactions that we are a party to with Mr. Abram, please see “Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2017 which is incorporated herein by reference.

LEGAL MATTERS
Certain legal matters with respect to U.S. federal law and New York law with respect to the validity of the offered securities will be passed upon for us by Bryan Cave LLP, New York, New York. Certain attorneys at Bryan Cave LLP involved in the representation of the Company own, in the aggregate, approximately 2,400 shares of the Company. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of James River Group Holdings, Ltd. appearing in James River Group Holdings, Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS
We are a Bermuda company. In addition, certain of our officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws.
We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws obtained in actions against us or our directors and officers and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the U.S. federal securities laws. A Bermuda court may, however, impose civil liability on us or our officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplements do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. You may read and copy these documents at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.Our common shares are listed on the NASDAQ Global Select Market under the ticker symbol “JRVR.” Our SEC filings are also available (free of charge) from our web site at http://www.JRGH.net, the contents of which are not a part of, and shall not be deemed to be a part of, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 10, 2017;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed on May 5, 2017, August 4, 2017 and November 3, 2017, respectively;

•
our Current Report on Form 8-K, filed on February 15, 2017, May 3, 2017, June 5, 2017, June 13, 2017, August 1, 2017, August 3, 2017 and November 1, 2017 (in each case excluding the information furnished under Items 2.02 and all exhibits filed that pertain to the information disclosed under Item 2.02 thereof);

•
our Definitive Proxy Statement on Schedule 14A, filed on April 4, 2017 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016); and

•
the description of common shares set forth in our registration statement on Form 8-A filed on December 9, 2014, including any and all amendments and reports filed for the purpose of updating that description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
We will provide to each person to whom this prospectus is delivered, upon written or oral request of any person, without charge, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:
James River Group Holdings, Ltd.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
Attn: Kevin Copeland
Phone: (441) 278-4573
You may also obtain a copy of these filings from our Internet web site at http://www.JRGH.net. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses (other than the SEC registration fee), other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered.
Amount to be Paid
SEC Registration Fee	$2,055
Financial Industry Regulatory Authority, Inc Filing Fee	$2,976
Printing	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
FINRA Fees	*
Total	*

*
To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers
Bye-law 55 of our bye-laws provides, among other things, that we shall indemnify our directors and officers. Specifically, bye-law 55 provides that our directors and officers, as well as their heirs, executors and administrators, shall, subject to the Companies Act prohibitions described below, be indemnified by us from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or any bankers or other persons with whom any moneys or effect belonging to us shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto. We are not required, however, to indemnify any person for the fraud or willful misconduct of such person.
Bye-law 55 of our bye-laws also provides that, except with respect to matters involving fraud or willful misconduct of our directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of us, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for us.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to us. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
Indemnification Agreements.   We have entered into indemnification agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.
Item 16. Exhibits
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.
Item 17. Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its respective securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, James River Group Holdings, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this 8th day of November, 2017.
JAMES RIVER GROUP HOLDINGS, LTD.
By: /s/ Robert P. Myron Name: Robert P. Myron Title: President and Chief Operating Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint J. Adam Abram, Robert P. Myron, Sarah C. Doran and each of them, as true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution, resubstitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver this Registration Statement on Form S-3, and any and all amendments thereto, including any post-effective amendments and supplements to this registration statement, and any additional registration statement filed pursuant to Rule 462(b); such registration statement and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person or persons as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.
****
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ J. Adam Abram J. Adam Abram	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 8, 2017
/s/ Robert P. Myron Robert P. Myron	President, Chief Operating Officer and Director	November 8, 2017
/s/ Sarah C. Doran Sarah C. Doran	Chief Financial Officer (Principal Financial Officer)	November 8, 2017
/s/ Michael E. Crow Michael E. Crow	Principal Accounting Officer	November 8, 2017
/s/ Janet Cowell Janet Cowell	Director	November 8, 2017
/s/ Bryan Martin Bryan Martin	Director	November 8, 2017
/s/ Jerry R. Masters Jerry R. Masters	Director	November 8, 2017
/s/ Michael T. Oakes Michael T. Oakes	Director	November 8, 2017

Signature	Title	Date
/s/ Ollie L. Sherman, Jr. Ollie L. Sherman, Jr.	Director	November 8, 2017
/s/ David Zwillinger David Zwillinger	Director	November 8, 2017
/s/ Michael E. Crow Michael E. Crow	Authorized Representative in the United States	November 8, 2017

EXHIBIT INDEX
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement relating to Common Shares (to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein)
3.1	Memorandum of Association of James River Group Holdings, Ltd. (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the SEC on November 7, 2014)
3.2	Certificate of Deposit of Memorandum of Increase of Share Capital, dated October 7, 2009 (incorporated by reference to Exhibit 3.5 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the SEC on November 7, 2014)
3.3	Third Amended and Restated Bye-Laws of James River Group Holdings, Ltd. (incorporated by reference to Exhibit 3.6 of the Annual Report on Form 10-K, File No. 001-36777, filed with the SEC on March 12, 2015)
4.1	Form of Certificate of Common Shares (incorporated by reference to Exhibit 4.1 of Amendment No. 3 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the SEC on December 9, 2014)
4.2	Registration Rights Agreement, dated as of December 17, 2014, by and among (1) James River Group Holdings, Ltd.; (2) (a) D. E. Shaw CH-SP Franklin, L.L.C., a Delaware limited liability company, D. E. Shaw CF-SP Franklin, L.L.C., a Delaware limited liability company, and D. E. Shaw Oculus Portfolios, L.L.C., a Delaware limited liability company; and (b) The Goldman Sachs Group, Inc., a Delaware corporation, and Goldman Sachs JRVR Investors Offshore, L.P., a Cayman Islands exempted limited partnership and (3) J. Adam Abram and the persons identified as “Management Investors” on the signature pages thereto (incorporated by reference to Exhibit 10.25 of the Annual Report on Form 10-K, File No. 001-36777, filed with the SEC on March 12, 2015)
5.1	Opinion of Conyers Dill & Pearman Limited to the Registrant (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page of the Form S-3)
99.1	Form F-N (filed herewith)